Sudjam Client Statement of Work	Page 1

Production Specifications Agreement

Swap-a-Debt

DATE:	June 24, 2008

CLIENT:	Marco Garibaldi
Swap-a-Debt
mgaribaldi@hideme.com

CONTACT:	Jeff Masud
Sudjam LLC
520 E. Broadway Ste 301 Glendale, CA 91205
818-244-3770 x107
jeff@sudjam.com

PROJECT:	Swap-a-Debt Website

OBJECTIVES:	Swap-a-Debt Website

The main goal of this proposal is to finish the Swap-a-Debt website. The website has been assembled interface wise but has not been completed the by the current developer. Sudjam has been requested to review and provide an estimate to complete the website.

DELIVERABLES:
Weekly Status Reports Implementation Project Timeline
Swap-a-Debt Website

Weekly Reports
The Sudjam project manager shall provide weekly status reports to the client project manager.

Implementation Project Timeline
Sudjam shall implement the project timeline which is an overview of the development process and a schedule for phases of development. The project timeline will show progress of tasks and the overall completeness of a project.

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Sudjam Client Statement of Work	Page 2

Swap-a-Debt Website
Sudjam shall provide integration and development to build the Swap-a-Debt website. The website will be build utilizing PHP and a MySQL database. The website will allow users to login and register, to list a loan or become a lender to another through an easy to use interface. Registering users for getting a loan will be required to complete an application that will also tie into credit checks to provide credit scoring. Payment automation will be implemented to collect and disburse monies received from loans. The administration section of the website will allow for easy content management of various sections of the website as well as management of users, and reporting on monies received from loans and paid to lenders. The following list of sections will be delivered as part of this estimate.

1. Discovery
                   a. Requirements Gathering

                   b. Wireframes

2. Design

   a. Homepage Design Changes

3. Main Website

   a. Integration

                        i. Testimonials

                        ii. News

iii.Login / Forgot Password

   b. Borrower

                       i. Registration

                       ii. My Account

                   c. Lender

                       i. Registration

                               ii. My Account

                               iii. Listings

                      iv. Reports

4. Administration

  a. Content Management

                          b. Mange Users

                          c. Manage Loans

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Sudjam Client Statement of Work	Page 3

                  d. Helpdesk

                          e. Manage Disputes

                          f. Payments and Transfers

                         g. Credit Ratings

 h. Reports

                               i. Generic Report

Sudjam will build the above features to complete the website and administration system.

SCHEDULE:
Project Begin	6/30/2008
Review Design Comps	7/7/2008
Page Integration Preview 1	7/14/2008
Page Integration Preview 2	7/21/2008
Functionality Preview 1	8/4/2008
Functionality Preview 2	8/11/2008
Functionality Preview 3	8/18/2008
Functionality Preview 4	8/25/2008
Final Release	9/1/2008

These are proposed delivery dates for the customer website. A master schedule will be refined with the client at start of project.

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Sudjam Client Statement of Work	Page 4

BUDGET:

Discovery
Discovery	$2,500.00
Wireframes	$2,500.00

Design
Homepage Design Changes	$1,250.00

Integration	$2,000.00
Borrower	$10,500.00
Lender	$11,500.00

Administration

CMS Management	$7,000.00
Manage Users	$2,500.00
Manage Testimonials	$2,500.00
Helpdesk and Disputes	$5,750.00
Payments and Transfers	$5,000.00
Credit Checks	$2,500.00

QA Testing	$2,750.00
Documentation	$1,375.00
Project Management	$5,375.00

Total	$63,500.00

Contingency	$6,350.00

Development Total	$69.850.00

Estimates are valid for 30 days, after which time Sudjam reserves the right to modify estimate prior to starting project.

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Sudjam Client Statement of Work	Page 5

PAYMENT SCHEDULE:

Begin Project	$17,462.50	TBD
Alpha Preview	$17,462.50	TBD
Beta Release	$17,462.50	TBD
Final Release	$17,462.50	TBD

Payment Terms and Agreements
I agree to the information stated above and request Sudjam to begin work upon signature of this agreement. Project is not to exceed 508 hours of work at the Sudjam hourly rate of $125/hr. Initial payment will be billed upon execution of this Statement of Work. All fees are due upon receipt of invoice.

This Production Specification Agreement is supplemented by the attached Sudjam Development Terms and Conditions which is hereby expressly incorporated by reference. Together the Production Specifications Agreement and the Sudjam Terms and Conditions constitute the entire agreement between the parties as to the subject mater hereof. Should there be any inconsistency with the provisions of the Production Specification Agreement and the Sudjam Development Terms and Condition, the Production Specification Agreement shall control.

Authorized Signature	Date
Swap-a-Debt

Jeff Masud	Date
Sudjam, LLC

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Sudjam Client Statement of Work	Page 6

Sudjam Development Terms and Conditions

This letter sets forth the agreement concerning the website services that Sudjam, LLC (“Sudjam” or "our" or "us") will render for (The "Company" or "you"). In consideration of the terms and conditions in this Agreement, the parties agree to the following:

1.DEFINITIONS.

1.1     “Content” means all text, pictures, sound, graphics, video and other data supplied by Company to Provider pursuant to Sections 2.1 or 4.1(c), as such materials may be modified from time to time.

1.2            “Design Fee” means the fees set forth in Statement of Work for Website development services provided pursuant to Section 2.

1.3            “Domain Name” means the domain name specified for the Website by Company from time to time. The initial Domain Name is specified in Statement of Work.

1.4    “Effective Date” shall mean the date upon which this Agreement is signed by both parties.

1.5    “Intellectual Property Rights” means any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, “rental” rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

1.6    “Marketing resources” means the marketing consultation, Web site development, graphic design, artwork, graphics and materials created by Sudjam pursuant to the terms of this Agreement and all computer software programs or templates developed by Sudjam as set forth in the Statement of Work.

1.7            “Delivery Schedule” means the schedule for development of the Work Product set forth in Statement of Work.

1.8    “Provider Tools” means any tools, both in object code and source code form, which Sudjam has already developed or which Sudjam independently develops or licenses from a third party, excluding any tools which Sudjam creates pursuant to this Agreement.

1.9            “Specifications” means Company’s requirements set forth in the Statement of Work, as amended or supplemented in accordance with this Agreement.

1.10          “User Content” means all text, pictures, sound, graphics, video and other data provided by website users.

1.11          “Web site” means the user interface, functionality and Content made available on pages under the Domain Name.

1.12    “Work Product” means all HTML files, XHTML files, Java files, PHP files, graphics files, animation files, data files, technology, scripts and programs, both in object code and source code form, all documentation and any other deliverable prepared for Company.

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Sudjam Client Statement of Work	Page 7

2. DESIGN AND DEVELOPMENT SERVICES.

(a) In exchange for the Design Fee, Sudjam will provide consultation, design, programming and other production services for Company. The marketing resources shall be designed and developed in substantial accordance with the specifications set forth in the Statement of Work.

(b) Company agrees to review and provide comments, on a timely basis, for flowcharts, diagrams, outlines, story boards, prototypes, scripts, art, photographs, sounds, graphics and portions of the uncompleted marketing resources which may be provided by Sudjam to Company during the design and development of the marketing campaign and corporate identity. Sudjam is under no obligation to deliver any materials to Company except as set forth in the Statement of Work. Where the marketing resources and corporate identity are not in substantial compliance with the written specifications set forth in the Statement of Work, Company may, within five (5) days after Sudjam’s delivery of the marketing resources to Company, reject such marketing resources. Unless Company provides Sudjam with a written rejection within such period, the marketing resources shall be deemed to have been accepted by Company. Within five (5) business days after any such rejection, Company shall specifically identify all non-conforming aspects of the marketing resources in writing and provide Sudjam with such writing. Sudjam shall then use reasonable efforts to modify the marketing resources as necessary to cause the marketing resources to comply with the written specifications set forth in the Statement of Work or otherwise become acceptable to Company.

(c) If Sudjam is unable to cause the marketing resources and/or Web site to comply with the written specifications set forth in the Statement of Work within thirty (30) days after receipt of Company’s report specifying the non-conforming aspects of the marketing resources, Sudjam shall, at Company’s election, either (i) continue to use its reasonable efforts to cause the marketing resources to comply with the written specifications for a duration of time agreeable to both parties hereto or until the marketing resources are in compliance thereof, or (ii) immediately terminate this Agreement.

(d) Notwithstanding the foregoing, in the event this Agreement is terminated due to such noncompliance Company shall, at Company’s election, either (i) pay Sudjam for any amounts remaining due from Company as of the date of Termination and Company shall, upon payment therefore, acquire all rights in and to the marketing resources as of the date of such Termination, or (ii) require Sudjam to refund any amounts paid by Company to Sudjam for the marketing resources as of the Termination date (less all expenses and outside vendor fees paid by Sudjam as of the date of such termination) and Company shall relinquish any and all rights in and to the marketing resources.

(e) In the event Company elects to acquire the rights in the marketing resources developed as of the date of termination, Sudjam shall invoice Company for any amounts remaining due from Company and Company shall pay such invoice within thirty (30) days of receipt thereof. In consideration therefore, Sudjam shall provide Company with all specs and materials respecting the marketing resources developed as of such date.

(f) In the event Company requires Sudjam to refund any amounts paid by Company for marketing resources development as of the date of termination, any such refund shall be paid by Sudjam to Company within forty five (45) days of such termination.

3. WORK-MADE-FOR-HIRE
The results of the work performed by Sudjam pursuant to the terms of this Agreement shall be considered a work-made-for hire as the term is defined by 17 U.S.C. Section 101 for the exclusive benefit of Company. Accordingly, Company shall own all rights, title and interest in and to that portion of the marketing resources created and developed by Sudjam hereunder following payment in full of all monies due Sudjam for the creation and development of the marketing resources. To the extent that Sudjam has copyrights, patent rights, trade secret rights or other rights (collectively "Related Rights") used or incorporated into the marketing resources developed under this Agreement, Sudjam retains any and all such rights and, subject to Company’s compliance with the terms of this Agreement, hereby grants Company a perpetual, royalty-free, worldwide, non-exclusive license to make, have made, sell, use, disclose, reproduce, modify, distribute, perform and display such Related Rights solely in conjunction with the marketing resources developed hereunder as the same may be modified from time to time by Company.

4. PAYMENT.
Company agrees to pay Sudjam the fixed fee set forth in the Statement of Work which further explains the project description, timeline and scope. The Statement of Work is attached hereto and is expressly

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Sudjam Client Statement of Work	Page 8

incorporated by reference to this Agreement. Late payments shall be subject to a monthly charge of 1.5%, not to exceed the maximum legal rate, which is a reasonable estimate of Sudjam’s damages in the event of late payment.

5. COMPANY’S PROPRIETARY INFORMATION.
Sudjam will regard as confidential all information of a proprietary nature ("Proprietary Information") that is communicated by you to Sudjam during the course of our work for the Company. The parties understand and agree that Proprietary Information is business, technical, and other information that may concern the Company or its employees, consultants, clients, suppliers or business affiliates including, but not limited to, business plans, product ideas, marketing strategies, concepts, financial information, data, Company lists, know-how, computer programs, and contractual relationships. However, information is not Proprietary Information if Sudjam can demonstrate that it: (a) is already known, or otherwise becomes publicly known, through no act of Sudjam, (b) is lawfully received by Sudjam from third parties subject to no restriction of confidentiality, (c) has been independently developed by Sudjam without use of your Proprietary Information, or (d) is specifically authorized in writing by the Company to be disclosed to the public. Sudjam agrees to keep Proprietary Information confidential during the term of this Agreement as well as after termination or expiration of this Agreement unless such information is no longer Proprietary Information, as described above. Sudjam will not use or disclose Proprietary Information to anyone without the prior, written consent of the Company; however, Sudjam may use such information as may be necessary to perform our duties for the Company and solely for the benefit of the Company. Upon termination of our relationship with the Company or upon the Company's request, Sudjam will deliver to the Company all Proprietary Information and copies of such information in our possession or control.

6. SUDJAM’S PROPRIETARY INFORMATION.
Company acknowledges that in conjunction with Sudjam’s performance of services hereunder, Company may have access to information about Sudjam’s products and services which constitutes confidential and Proprietary Information of Sudjam. Company agrees that all such confidential and proprietary information shall be held in strict confidence and disclosed only to those employees whose duties reasonably require access to such information. Company acknowledges that the unauthorized use or disclosure of Sudjam’s confidential and proprietary information is likely to cause irreparable injury to Sudjam for which Sudjam will have no adequate remedy at law. Accordingly, Company consents to the entry of injunctive relief against it to prevent or remedy any breach of this confidentiality obligation. This confidentiality obligation shall survive any termination of this Agreement.

7. Permissible Use.
Company may use the marketing resources to satisfy Company’s marketing, promotional, advertising and training purposes and for any other use Company determines, in its sole discretion. The marketing resources may be sublicensed by Company to third parties subject to the terms hereof.

8. Change Order.
At any time during the term of this Agreement, should Sudjam or Company desire to change the services provided by Sudjam under this Agreement, each party must comply with the following: (i) If Company requests additional services in the form of a change to the specifications set forth in the Statement of Work, Company will notify Sudjam in writing. Sudjam will evaluate the requested changes and within a commercially reasonable period of time respond with a statement setting forth the impact on completion date and fees ("Modification/Change Order"). Company agrees to pay Sudjam its then current hourly rate stated in the Statement of Work for the evaluation of the requested change and the preparation of a Modification/Change Order; (ii) For the purpose of this Agreement, each Modification/Change Order agreed to in writing by and between Company and Sudjam shall be deemed incorporated into and shall be made a part of this Agreement and shall constitute a formal modification to this Agreement, adjusting the Fees, specifications and completion date as finally agreed upon by the parties. In no event shall the services or performance under this Agreement be deemed altered, amended, enhanced, or otherwise modified except through a written agreement signed by duly authorized officers of both parties.

9. Indemnities
Sudjam shall indemnify and hold Company harmless from any loss, damage or liability including reasonable attorneys fees and expenses resulting from any claim that the marketing resources infringes any patent, copyright, license, trade secret, or other proprietary right, provided that (i) Sudjam is notified in writing within ten (10) calendar days of any suit or written infringement claim against Company, (ii) Company permits Sudjam to defend, compromise or settle the claim of infringement and gives Sudjam all reasonable available information, reasonable assistance and authority to enable Sudjam to do so, and (iii) Company fully

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Sudjam Client Statement of Work	Page 9

observes all the terms and conditions of this Agreement. Sudjam shall have the right to control the defense of all such claims, lawsuits and other proceedings. In no event shall Company settle any such claim, lawsuit, or proceeding without Sudjam’s prior written consent. Sudjam’s indemnity obligations under this Section shall not apply to any infringement arising out of Company’s use of the marketing resources in combination with other materials, artwork, software or equipment where such infringement would not have occurred but for such use in combination. Company shall indemnify and hold Sudjam harmless from any loss, damage or liability (including reasonable attorneys’ fees and expenses) arising in connection with: (i) Company’s improper or illegal use or distribution of the marketing resources, or (ii) any claim that information or materials provided by Company to Sudjam under this Agreement is slanderous, libelous or actually infringes any third party proprietary rights.

10. Representations and Warranties.
You agree to be solely responsible for complying with any laws that apply to your project, including the rules of professional conduct and laws governing use intellectual property and links. You represent and warranty that you own the rights to use any logos, photos, or other artwork you furnish to Sudjam for your project, and will hold Sudjam harmless and indemnify Sudjam from any liability for using items you furnish but do not have legal rights to use. Sudjam warrants that the marketing resources provided to Company will operate substantially in conformity with specifications set forth in the Statement of Work, for a period of ninety (90) days from the date the marketing resources is received by the Company. Should defects or errors be identified by the Company, Sudjam will make reasonable efforts to correct the defect or error and supply the Company with a working replacement within ninety (90) days of the defect being communicated to Sudjam. The warranty above is in lieu of all other express or implied warranties, whether oral or written. No agent of Sudjam is authorized to alter or exceed the warranty obligations of Sudjam as set forth herein.

11. DISCLAIMER OF WARRANTIES
SUDJAM MAKES NO REPRESENTATION ABOUT THE RELIABILITY, ACCURACY, SUITABILITY OR TIMELINESS OF THE INFORMATION OR SERVICES PROVIDED. ALL INFORMATION AND SERVICES ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND. SUDJAM HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS WITH REGARD TO THE INFORMATION AND SERVICES, INCLUDING ALL IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. SUDJAM MAKES NO REPRESENTATION OR WARRANTY REGARDING ANY ABILITY OF THE COMPANY TO PATENT, COPYRIGHT, TRADEMARK OR OTHERWISE PROTECT AND PREVENT OTHERS FROM USING ANY INVENTION, IDEA, PROCESS, TECHNIQUE, KNOW-HOW, DISCOVERY, IMPROVEMENT, WORK OF AUTHORSHIP, INFORMATION OR MARK CONCEIVED, DEVELOPED OR LEARNED BY SUDJAM RELATING TO THE SUBJECT MATTER OF OUR CONSULTING SERVICES. COMPANY AGREES THAT SUDJAM SHALL NOT IN ANY EVENT BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR OTHER ECONOMIC LOSS ARISING IN CONNECTION WITH COMPANY’S USE OF OR INABILITY TO USE THE MARKETING RESOURCES OR IN CONNECTION WITH SUDJAM’S PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED WARRANTY AND REMEDIES PROVIDED HEREUNDER. THIS DISCLAIMER SHALL APPLY WHETHER OR NOT SUDJAM HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT (INCLUDING UNENFORCEABILITY OF THE ABOVE LIMITATIONS OF LIABILITY AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE LIMITED WARRANTY AND REMEDIES PROVIDED HEREUNDER) SHALL SUDJAM’S AGGREGATE LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNT OF FEES DUE UNDER THIS AGREEMENT.

12. OWNERSHIP OF WEBITE CONTENT
Upon receiving final payment for Services herein, Sudjam will grant to Company a world-wide, royalty free, perpetual license to exploit the website. Sudjam will retain ownership of all text, pictures, sound, graphics, video and other data (“Content”) supplied by Company. Sudjam may develop derivative works of the website and enjoy the right to use certain operating elements developed in the preparation of Company’s website in other websites or media.

13. NO ASSIGNMENT OR SUBLICENCE.
Except in the event of merger or acquisition, neither this Agreement, nor any right or license under this Agreement, may be sublicensed, assigned or otherwise transferred other than as specifically set forth herein by either party hereto without the other

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Sudjam Client Statement of Work	Page 10

party’s prior written consent, such consent not to be unreasonably withheld.

14. CONTRACT TERMINATION AND DESIGN PROGRESS
The term of this Agreement shall begin on the Effective Date and shall continue thereafter until acceptance of the marketing resources by Company unless otherwise terminated. In the event Company defaults in the payment of any monies due under this Agreement or otherwise breaches any material provision of this Agreement and fails to remedy the default or breach within ten (10) days after written notice thereof, Sudjam may terminate this Agreement. In the event of such termination or if Company wishes to terminate this Agreement for any reason before completion of the work, Sudjam reserves the right to retain the initial deposit and any payments remitted.

15. SEARCH ENGINE OPTIMIZATION
Due to the ever changing index criteria that each search engine employs, Sudjam does not make any promise or guarantee as to any specific search engine ranking that the company may hold. Optimization keywords are chosen by Sudjam after research has been done as to the relevance, highest searches made per month, and the attainability of its high rankings. The Search Engine Optimization and Submission process takes place after the final payment has been made to Sudjam in order for Sudjam to pay for Submission costs. After submissions, the general inclusion time is approximately 8-12 weeks before the Search Engines will index and include your website into its search engines.

17. GENERAL PROVISIONS.

(a) Laws to Govern. This Agreement shall be governed in all respects by the laws of California without regard to its conflicts of laws rules. Each party to this Agreement hereby submits to the jurisdiction of the courts of the State of California, and to the federal courts of the U.S. for the Central District of California, and agrees that all actions under this Agreement shall be maintained in Los Angeles County, California if in state court, or in Los Angeles, California if in federal Court.

(b) Written Agreement to Govern; Amendments; Waivers. This Agreement sets forth the entire understanding of the parties and supersedes and merges all prior and contemporaneous agreements between the parties relating to the subject matter contained herein, and neither party shall be bound by any provision, amendment or modification other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby. All waivers hereunder must be made in writing, and failure at any time to require the other party’s performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. Any waiver of any breach of this Agreement shall not be construed as a waiver of any continuing or succeeding breach. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute only one and the same instrument.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and the balance of this Agreement shall be interpreted as if such provision were so excluded.

(d) Subject Headings. The subject headings of the Sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

(e) Attorneys’ Fees. If any action or proceeding shall be commenced to enforce or interpret this Agreement or any right arising in connection with this Agreement, whether via mediation, arbitration or otherwise, the prevailing party in such action or proceeding shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding.

(f) Force Majeure. Neither party is responsible for delays due to causes or occurrences beyond its control including, but not limited to, civil disobedience, acts of God, casualty or accident, war, labor disputes, government actions, or the like.

(g) Successors and Assigns. Subject to Section 11 above, this Agreement shall be binding on, and shall inure to the benefit of the successors and assigns of Sudjam and Company.

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(h) Government. If Company is acquiring software on behalf of any unit or agency of the United States Government, the government is acquiring "restricted rights" only.

(i)  Relationship of Parties. The relationship of the parties is that of independent contractors. No one party is the agent of the other and neither party is authorized to act on behalf of the other party.

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